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Capstone Companies, Inc. 350 Jim Moran Blvd, Suite 120 Deerfield Beach, FL 33442

For more information, contact:
Company:                                                                    Investor Relations:
Aimee Gaudet                                                                     Garett Gough, Kei Advisors LLC
Corporate Secretary                                                          (716) 846-1352
(954) 252-3440, ext 313                                                       ggough@keiadvisors.com

FOR IMMEDIATE RELEASE

Capstone Companies Announces Third Quarter 2015 Financial Results and Conference Call

DEERFIELD BEACH, FL, November 3, 2015 – Capstone Companies, Inc. (OTC: CAPC) (“Capstone” or the “Company”), a designer of innovative LED lighting solutions including power failure lighting, announced today that it will release its third quarter 2015 financial results after the close of financial markets on Monday, November 16, 2015.

The Company will host a conference call and webcast, in which President and Chief Executive Officer Stewart Wallach and Chief Financial Officer Gerry McClinton will review the Company’s financial results, as well as the Company’s strategy and outlook, followed by a question-and-answer session.

Q3 2015 Financial Results Conference Call

Tuesday, November 17, 2015

10:30 a.m. Eastern Time

Phone: (201) 689-8562

Internet webcast link available at: www.capstonecompaniesinc.com

A telephonic replay will be available from 1:30 p.m. ET the day of the call until Tuesday,

November 24, 2015.  To listen to the archived call, dial (858) 384-5517 and enter conference ID number 13621164.  Alternatively, the archive of the webcast will be available on the Company’s website at www.capstonecompaniesinc.com, along with a transcript once available.

About Capstone Companies, Inc.

Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer and institutional products, including the Hoover® HOME LED lighting product line, to accounts throughout North America and in international markets.  See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.